Exhibit 10.3

EXECUTION COPY

OMNIBUS AMENDMENT NO. 1

THIS OMNIBUS AMENDMENT NO. 1, dated as of October 20, 2008 (this “Omnibus Amendment”), by and among NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION (the “Seller”), NAVISTAR FINANCIAL 2006-BOA OWNER TRUST (the “Issuer”) and THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”), and consented to and acknowledged by NAVISTAR FINANCIAL CORPORATION (the “Servicer”), BANK OF AMERICA, N.A. (the “Agent”), KITTY HAWK FUNDING CORPORATION (the “Conduit Investor”), and BANK OF AMERICA, N.A. (the “Swap Counterparty”).

RECITALS:

WHEREAS, the Seller and the Issuer are party to that certain Pooling Agreement, dated as of February 27, 2006 (the “Pooling Agreement”).

WHEREAS, the Issuer and the Indenture Trustee are party to that certain Indenture, dated as of February 27, 2006 (the “Indenture”).

WHEREAS, the Issuer desires to redeem the Class B Notes and the Class C Notes issued by the Issuer pursuant to the Indenture;

WHEREAS, on October 17, 2008, the Seller made a capital contribution to the Issuer in the amount of $18,132,552.23 (the “Capital Contribution”) and the Issuer shall deposit the Capital Contribution into the Note Distribution Account;

WHEREAS, the parties hereto wish to amend the Pooling Agreement in certain respects pursuant to Section 5.01(b) thereof;

WHEREAS, the parties hereto wish to amend the Indenture in certain respects pursuant to Section 9.2(a) thereof; and

WHEREAS, the Conduit Investor is the owner of all of the outstanding Class A Notes, Class B Notes and Class C Notes.

NOW, THEREFORE, intending to be bound, the parties hereto agree as follows:

ARTICLE I	DEFINITIONS.

SECTION 1.01 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling Agreement and the Indenture, as applicable.

ARTICLE II	AMENDMENT TO POOLING AGREEMENT

SECTION 2.01 Amendment to Appendix A. The following definition in Appendix A to the Pooling Agreement is hereby amended and restated in its entirety to read as follows:

Target Overcollateralization Amount: For any Distribution Date, an amount equal to the greater of: (a) $31,000,000.00, and (b) 10.125% of the sum of (1) the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period and (2) the aggregate Starting Receivables Balance of all Receivables added to the Trust since the last day of the prior Monthly Period.

ARTICLE III	AMENDMENT TO INDENTURE

SECTION 3.01 Amendment to Section 8.2(d)(ii) of the Indenture. Section 8.2(d)(ii) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(ii) the Principal Payment Amount shall be applied on each Distribution Date to reduce the Outstanding Amount of the Class A Notes;”

SECTION 3.02 Amendment to Section 8.2(d)(v) of the Indenture. Section 8.2(d)(v) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(v) [Reserved.]

SECTION 3.03 Amendment to Article X of the Indenture. A new Section 10.4 shall be added to the Indenture as follows:

“Section 10.4 Redemption of Class B Notes and Class C Notes.

(a) Notwithstanding any other provision of this Indenture, including the other sections of this Article X, on October 20, 2008, the Issuer shall redeem the Class B Notes and the Class C Notes. The redemption price for the Class B Notes and the Class C Notes to be redeemed on that date shall be equal to the Outstanding Amount thereof, together with all accrued and unpaid interest thereon and fees with respect thereto as of such date (the “Special Redemption Price”). On or prior to October 20, 2008, the Issuer shall deposit $10,755,120.86 into the Note Distribution Account for the redemption of the Class B Notes and $7,377,431.37 for the redemption of the Class C Notes, and, notwithstanding Section 8.2 of the Indenture or any other provision of the Indenture to the contrary, on October 20, 2008, the Indenture Trustee shall distribute such funds to the Agent on behalf of the Holders of such Notes in redemption of the Class B Notes and the Class C Notes. If it is subsequently determined that the amount of such distribution was less than the Special Redemption Price, such shortfall shall be deemed to be Class B Noteholders’ Interest Distributable Amount and interest on the Class B Notes, or Class C Noteholders’ Interest Distributable Amount and interest on the Class C Notes, as applicable, and shall be paid on the November 2008 Distribution Date in accordance with the terms of the Indenture. If it is subsequently determined that the amount of such distribution was more than the Special Redemption Price, such excess shall be deducted from the Class A Noteholders’ Interest Distributable Amount and interest on the Class A Notes with respect to the November 2008 Distribution Date.

(b) As of October 20, 2008, the Class B Notes and the Class C Notes shall cease to be Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the applicable Special Redemption Price and (unless the Issuer shall default in the payment in full of such Special Redemption Price) no interest shall accrue on such Special Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Special Redemption Price.

(c) The Agent shall surrender the Class B Notes and the Class C Notes to the Issuer at the Corporate Trust Office of the Indenture Trustee upon receipt of the Special Redemption Price therefor, respectively, and, upon payment of the Special Redemption Price for such Notes, the Indenture Trustee is hereby instructed to mark such Notes as paid-in-full and cancelled.”

ARTICLE IV	MISCELLANEOUS PROVISIONS.

SECTION 4.01 Conditions to Effectiveness. This Amendment shall become effective upon execution and delivery of this Amendment by each of the parties hereto.

SECTION 4.02 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

SECTION 4.03 Governing Law. This Amendment shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Indenture Trustee hereunder shall be determined in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions.

SECTION 4.04 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.05 Authorization. By their execution of this Amendment, the Conduit Investor, the Seller, as Certificateholder, and the Servicer, as applicable, hereby authorize and direct the Owner Trustee and Indenture Trustee, as applicable, to execute this Amendment, as well as any other documents contemplated hereby.

SECTION 4.06 Notice of Omnibus Amendment. Each of the Seller, as Certificateholder, the Agent and the Conduit Investor, as Noteholder, acknowledge and agree that executing this Omnibus Amendment satisfies the notice requirements of Section 5.01(c) and (d) of the Pooling Agreement, Section 9.2(d) of the Indenture and Section 2(a)(i)(U) of the Administration Agreement.

SECTION 4.07 Representations and Warranties. The Servicer hereby represents and warrants to the Agent that, after giving effect to this Omnibus Amendment, no potential Event of Default or Event of Default has occurred and is now continuing.

SECTION 4.08 Limitation of Liability. Notwithstanding anything contained herein to the contrary, this Omnibus Amendment has been executed by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as Owner Trustee and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Omnibus Amendment, in the performance of its duties or obligations hereunder, or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

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IN WITNESS WHEREOF, the parties have caused this Omnibus Amendment No. 1 to be duly executed by their respective officers as of the day and year first above written.

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, as Seller and Certificateholder

By:	/s/ John V. Mulvaney, Sr.

Name:	John V. Mulvaney, Sr.
Title:	Vice President, Chief Financial Officer and Treasurer

NAVISTAR FINANCIAL 2006-BOA OWNER TRUST

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee

By:	/s/ Michele HY Voon

Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Susan Barstock

Name:	Susan Barstock
Title:	Attorney-in-fact

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Michael Burack

Name:	Michael Burack
Title:	Assistant Treasurer

The undersigned each hereby consent to and acknowledge this Omnibus Amendment No. 1:

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ John V. Mulvaney, Sr.

Name:	John V. Mulvaney, Sr.
Title:	Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A., as Agent, as Administrator under the Note Purchase Agreement, Class A Alternate Investor, Class B Alternate Investor and Class C Alternate Investor

By:	/s/ Willem Van Beek

Name:	Willem Van Beek
Title:	Principal

KITTY HAWK FUNDING CORPORATION, as Conduit Investor

By:	/s/ Philip A. Martone

Name:	Philip A. Martone
Title:	Vice President

BANK OF AMERICA, N.A., as Swap Counterparty

By:	/s/ Chas McDonell

Name:	Chas McDonell
Title:	Senior Vice President